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                                                                    Exhibit 10.5


                                TREACY & CO., LLC
                                 45 Milk Street
                           Boston, Massachusetts 02109


                                             November 16, 1998

Mediconsult.com Inc.
The Mediconsult.com Trust
Jardine House, 4th Floor
33 Reid Street, Hamilton
HM LX, Bermuda

Attn: Robert Jennings, Chief Executive Officer

Re:   Strategic Consulting Interim Agreement

Dear Mr. Jennings:

      This letter will set forth the binding agreement among Treacy & Co., LLC ("Treacy"), Mediconsult.com, Inc. (the"Company") and The Mediconsult.com Trust (the "Trust") with respect to certain services Treacy has furnished to the Company, options to be granted by the Company and the Trust to Treacy as consideration for such services, and certain other understandings among the parties.

      1. Description of Services. The Company and the Trust hereby acknowledge and agree that Treacy has provided valuable consulting services to the Company, has assisted the Company in securing significant contracts, and has provided other services which are of material benefit to the Company and to the Trust, as a principal shareholder of the Company. The Company and the Trust acknowledge that as of October 21, 1998 such services were complete, and that Treacy shall have no further obligation to provide any services to the Company; provided, however, that the Company may, in the future, decide to engage Treacy to provide additional services.

      2. Compensation for Services. As consideration for services rendered by Treacy, each of the Company and the Trust agrees to grant to Treacy options to acquire shares of capital stock of the Company as follows:

            (a) The Company hereby grants Treacy an option to acquire Two Million (2,000,000) shares of common stock of the Company without par value (the "Common Stock") (such option referred to herein as the "Company Option"). The Company Option may be exercisable in whole or in part at any time from and after the date hereof and on or before the fifth anniversary of the date hereof. The Company Option will have an exercise

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price of $.003 per share of Common Stock.

            (b) The Trust hereby grants to Treacy an option (the "Trust Option") to purchase up to Six Hundred Thousand (600,000) shares of Common Stock which the Trust now owns, or may hereafter acquire upon conversion of preferred stock, par value $.001 per share, of the Company ("Preferred Stock"). The Trust Option may be exercised in whole or in part at any time, and from time to time, from and after the date hereof and prior to October 1, 1999. The exercise price per share under the Trust Option shall be the price per share at which the Preferred Stock owned by the Trust is converted into Common Stock. If the Trust acquires Common Stock upon conversion of Preferred Stock on more than one occasion, the Trust Option will be exercisable with respect to each share of Common Stock at the price at which such share was received upon conversion from Preferred Stock. If at any time Treacy wishes to exercise the Trust Option, it shall give notice (the "Option Notice") to the Trust to such effect, specifying the number of shares as to which it intends to exercise the Trust Option. If the Trust does not have sufficient shares of Common Stock with which to fulfill such proposed option exercise it shall, within five (5) days after receipt of such Option Notice, convert the Preferred Stock to the extent necessary to obtain the requisite number of shares of Common Stock.

            (c) Each of the Company and the Trust shall enter into such documents as Treacy may reasonably request evidencing the Company Option and the Trust Option. Each of the Company Option and the Trust Option may be assigned in whole or in part by Treacy.

      3. Confidentiality. Treacy will hold in confidence and will not use, other than for the benefit of the Company, any of the Company's proprietary and confidential information that it obtains by or through the Company ("Information"). Treacy will be permitted to disclose such Information to its employees, agents and consultants to the extent necessary to perform the Services and enforce its rights hereunder. At the end of the Term, Treacy will return all Information. Information will not include information independently developed by Treacy, information obtained from third parties without confidentiality restriction and information already possessed by Treacy.

      4. Matters Pertaining to Common Stock.

            (a) In the event that the Company completes an offering and sale of its equity securities (or a debt financing with an equity component), either public or private, where the primary purpose of the financing is fund raising, then the Company will offer Treacy the opportunity to purchase a portion of such securities (on the same terms and conditions including price) such that Treacy will maintain up to its percentage ownership of the Company's Common Stock. For purposes hereof, Treacy's percentage ownership will be calculated on a fully converted and diluted basis (assuming exercise in full of the Company Option and the Trust Option). The offer to Treacy will remain open until the completion of


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such offering, and Treacy will not be obligated to complete that purchase of securities unless the third party financing is completed. The right granted in this Section 4(a) will survive termination of this Agreement for a period of six months.

            (b) The Company will not grant any options or warrants with respect to Company equity to a Founder (defined below) and will not sell or issue any stock, rights to acquire stock or other equity security to a Founder unless an identical option, warrant, sale, issuance or right is offered to Treacy (based on the fully diluted number of shares held). For purposes hereof, the term "Founder"means The Mediconsult.com Trust, Sutcliffe or Bazinet.

            (c) For all purposes of this Agreement, the term "Shares" means all shares of Common Stock issued to Treacy under or pursuant to this Agreement (and includes all shares issued in respect thereof by means of dividend, split or other distribution). Treacy will: (x) provide the Company with at least seven
(7) days' prior written notice of its intent to sell, transfer, dispose of or otherwise hypothecate ("Sell") any Share; and (y) Sell, on any one day no more than the lesser of 10% of the 30 day average trading volume of the Common Stock and 50,000 Shares. This restriction shall survive termination of this Agreement but in all cases will end as to any Share two years after its original issuance. Treacy agrees that it will deposit certificates representing the Shares in escrow with counsel for the Company, Mr. Jon Sawyer, until such time as the restriction contained herein lapses provided that the escrow agreement is acceptable to Treacy, and the Company pays all fees and costs associated with the escrow. That Escrow agreement will continue for as long as any Shares remain unsold.

            (d) The Mediconsult.com Trust, Ian Sutcliffe and Michael Bazinet (and their respective affiliates) will enter into similar Escrow agreements to that noted in (d) whereby each will , (x) provide Treacy with at least seven (7) days' prior written notice of their intents to sell, transfer, dispose of or otherwise hypothecate ("Sell") any Share; and (y) Sell on any one day no more than the lesser of 10% of the 30 day average trading volume of the Common Stock and 50,000 Shares. That Escrow agreement will continue for as long as any Shares remain unsold.

      5. Registration Rights.

            (a) If at any time or times after the date hereof the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders exercising their registration rights, other than a registration relating solely to employee benefit plans, the Company will:

                  (i) Promptly give to Treacy written notice thereof (which shall include the number of shares the Company or other security holder proposes to register and, if known, the name of the proposed underwriter); and


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                  (ii) Use its best efforts to include in such registration all the Shares specified in a written request or requests, made by Treacy within twenty (20) days after the date of delivery of the written notice from the Company described in clause (i) above. If the underwriter advises the Company that marketing considerations require a limitation on the number of shares offered pursuant to any registration statement, then the Company may offer all of the securities it proposes to register for its own account or the maximum amount that the underwriter considers salable and such limitation on any remaining securities that may, in the opinion of the underwriter, be sold will be imposed, only to the extent necessary, on Treacy pro rata among Treacy and other stockholders, who request to include shares in such registration statement according to the number of securities each such shareholder requested to be included in such registration statement. In all cases, Shares will be registered for sale only after all slimes of preferred by The Mediconsult.com Trust have been redeemed by the Company.

            (b) All expenses incurred in connection with any registration, qualification or compliance (including legal fees and expenses of the Company and Treacy) pursuant to this Section 5, other than underwriting discounts and commissions, shall be borne by the Company.

            (c) If the Company ever registers shares of stock held by The Mediconsult.com. Trust, Ian, Sutcliffe and/or Michael Bazinet, the Company agrees to register a proportionate number of shares on behalf of Treacy.

            (d) With a view to making available the benefits of certain rules and regulations of the Securities and Exchange Commission ("Commission") which may permit the sale of restricted securities (as that term is used in Rule 144 under the Act) to the public without registration, the Company agrees to:

                  (i) make and keep public information available (as those terms are understood and defined in Rule 144 under the Act) at all times;

                  (ii) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Act and the Exchange Act; and

                  (iii) so long as Treacy owns any restricted securities, furnished to Treacy , forthwith upon request a written statement by the Company as to its compliance with the Act and Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as Treacy may reasonably request in availing itself of any rule or regulation of the Commission allowing Treacy to sell any such securities without registration.


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      6. Representations. The Company makes the following representations and warranties which, shall be true, correct and complete in all respects on the date hereof and shall be true, correct and complete in all respects as of the date that any Share is issued. All representations and warranties continue and survive this Agreement.

            (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own its properties and to carry on its business as presently conducted.

            (b) The Company has all necessary corporate power and has taken all necessary corporate action required for the due authorization, execution, delivery and performance by the Company of this Agreement, and any other agreements or instruments executed by the Company in connection herewith or therewith (collectively, the, "Related Agreements"), and the consummation of the transactions contemplated herein or therein, and for the due authorization, issuance and delivery of the Shares. The issuance of the Shares does not and will not, require any further corporate action and is not and will not be subject to any preemptive right, right of first refusal or the like. This Agreement, the Related Agreements and the other agreements and instruments executed by the Company in connection herewith or therewith will each be a valid and binding obligation of the Company enforceable in accordance with its terms.

            (c) No consent, approval, license or authorization of, or designation, declaration or filing with, any court or governmental authority is or will be required on the part of the Company in connection with the execution, delivery and performance by the Company of this Agreement, any of the Related Agreements and any other agreements or instruments executed by the Company in connection herewith or therewith, or in connection with the issuance of the Shares, except for those which have already been made or granted and filings required by state securities laws, all of which have been made.

                  (i) The authorized capital stock of the Company on the date hereof consists of 700,000,000 shares of Common Stock and (ii) 400,000 shares of $10 Preferred Stock and (iii) 9,750,000 shares of $.001 par value Preferred Stock. There has been delivered to Treacy a true, complete and correct copy of the Charter and by-laws of the Company.

                  (ii) The issued and outstanding capital stock of the Company on the date hereof consists of (i) 18,031,400 shares of Common Stock and
      (ii) 430,000 shares of $10 Preferred Stock. In addition (i) 410,000 shares of Common Stock have been granted and are unexercised under the Company's Stock Option Plan- All of the issued and outstanding shares of Common Stock are, and when issued in accordance with the terms hereof, the Shares will be duly authorized and validly


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      issued and fully paid and nonassessable, with no personal liability attaching to the ownership thereof and will be free and clear of all liens, claims, charges, encumbrances, or transfer restrictions imposed by or through the Company, except for those imposed pursuant to this Agreement.

                  (iii) Except as set forth in Clause (ii) above, (i) no subscription, warrant. option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of the Company is authorized or outstanding, (H) there is not outstanding any commitment of the Company to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of the Company, (iii) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof; and (iv) there are no agreements, written or oral, between the Company and any holder of its capital stock or among any holders of its capital stock, relating to the acquisition, disposition or voting of the capital stock of the Company. Except as provided in this Agreement., no person or entity is entitled to any preemptive right, right of first refusal or similar rights granted by the Company with respect to the issuance of any capital stock of the Company. All of the issued and outstanding shares of the Company's capital stock (including the Shares) have been offered, issued and sold by the Company in compliance with applicable Federal and state securities laws.

      7. Representations by Treacy. Treacy hereby represents and warrants to the Company as follows:

            (a) Treacy has duly authorized, executed and delivered this Agreement and the Related Agreements. No consent or approval of any other person is required in connection with the execution, delivery and performance of this Agreement and the Related Agreements by Treacy, Assuming due execution and delivery by the Company of the Agreement and the Related Agreements, this Agreement and the Related Agreements to which Treacy is a party constitute legal, valid and binding obligations of Treacy, enforceable against it in accordance with their respective terms.

            (b) Treacy has been advised and understands that the Shares have not been registered under the Act, on the grounds that no distribution or public offering of tire Shares is to be effected.

            (c) Treacy has experience and expertise in investing in businesses that are in the developmental stage and, by reason of its business or financial experience, Treacy has the capacity to protect its own interest and evaluate the merits of the investment in the Shares in connection with the transactions contemplated hereunder.


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            (d) Notwithstanding any restriction herein contained the Company agrees that it will permit (i) a distribution of Shares to one or more of Treacy's members or investors or a limited liability Company and its members, where no consideration is exchanged therefor by such members, partners or to a retired or withdrawn member who retires or withdraws after the date hereof in full or partial distribution of his interest in such partnership, or to the estate of any Such partner or the transfer by gift, will or intestate succession of any partner to his spouse or to the siblings, lineal descendants or ancestors of such partner or his spouse, or to a trust created for the benefit of one or more of the foregoing, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if it were an original purchaser hereunder and (ii) a sale or other transfer of any of the Shares upon obtaining assurance satisfactory to the Company that such transaction is exempt from the registration requirements of, or is covered by an effective registration statement under, the Act and applicable state securities or "blue-sky" laws, including, without limitation, receipt of an unqualified opinion to such effect of counsel reasonably satisfactory to the Company. The certificates representing the Shares shall bear a legend evidencing such restriction on transfer substantially in the following form:

      "The shares represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933, as amended (the "Act") or the securities laws of any state. The shares may not be transferred by sale, assignment, pledge or otherwise unless (i) a registration statement for the shares under the Act is in effect or (ii) the corporation has received an opinion of counsel, which opinion is reasonably satisfactory to the corporation, to the effect that such registration is not required under the Act."

      8. Liability. In addition to our agreements and obligations included in this Agreement, the Company agrees to indemnify and hold harmless Treacy and its affiliates (including its managing directors, partners, employees and agents) (each an "Indemnified Person") from and against all claims, liabilities, expenses, costs, losses and damages in any way related to or arising out of the performance by Treacy under this Agreement or its relationship with the Company, and to reimburse the Indemnified Person for any legal and other expenses incurred by it in connection with or relating to investigating, preparing to defend, or defending any actions, claims or other proceedings arising in any manner out of or in connection with Treacy's or the Indemnified Person's performance under this Agreement (whether or not such Indemnified Person is a named part in such proceeding). Treacy shall not be responsible for any claims, liabilities, losses, damages or expenses to the extent that it is finally judicially determined that they directly result from Treacy's (or such other Indemnified Person's) gross negligence or willful misconduct. The Indemnified Persons shall have no liability to the Company for or in connection with this Agreement except for such loss, claims, damages and expenses that are finally determined by a court of competent jurisdiction to have resulted primarily from that Indemnified Person's bad faith


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or gross negligence.

      9. Miscellaneous.

            (a) Except as otherwise set forth herein, all covenants, agreements, representations, warranties and undertakings contained in this Agreement shall be binding on and shall inure to the benefit of the respective successors and assigns of the parties hereto.

            (b) Amendments or additions to this Agreement may be made and compliance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived upon the written consent of the Company and Treacy.

            (c) All notices. requests, consents, reports and demands shall be in writing shall be hand delivered, sent by facsimile or other electronic medium, or mailed, postage prepaid, to the Company or the Treacy at the address set forth below or to such other address as may be furnished in writing to the other parties hereto:

      Company: The address set forth on page 1 hereto.

      A copy to:  Mr. Jon Sawyer
                  Krys Boyle Freedman
                  Suite 2700, South Tower
                  600 17th Street
                  Denver Colorado 80202

      Treacy:     The address set forth on page 1 hereto.

      A copy to:  Hutchins, Wheeler & Dittmar
                  A Professional Corporation
                  101 Federal Street
                  Boston, MA 02110
                  Attention:     Jonathan R. Karis, Esq.
                  (617) 951-6600
                  (617) 951-1295 (fax)

            (d) Each party hereto will pay its own expenses in connection with the transactions contemplated hereby.

            (e) This Agreement and any exhibit hereto may be executed in multiple counterparts, each of which shall constitute an original but all of which shall constitute but one and the same instrument. One or more counterparts of this Agreement or any exhibit hereto may be delivered via telecopier, with the intention that they shall have the same effect as an original counterpart hereof


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            (f) The section headings herein are for convenience only and shall not affect the construction or interpretation hereof. The parties agree to execute any and all documents and instruments reasonably necessary to carry out the intent of this Agreement.

            (g) This Agreement shall be deemed a contract made under the laws of Massachusetts and together with the rights and obligations of the parties hereunder, shall be construed under and governed by the laws of such state

            (h) The parties agree that they intend to review the structure of this Agreement as it pertains to the issuance of the Shares so as to arrive at mutually acceptable amendments that will result in a more efficient structure for tax and accounting purposes. The parties will negotiate such amendments in good faith.

                                    Very truly yours,

                                    TREACY & CO., LLC


                                    By: /s/ Michael E. Treacy
                                       -------------------------------

                                    Title:
                                          ----------------------------

Accepted and agreed to

MEDICONSULT.COM, INC.

By: /s/ Robert Jennings
   -------------------------------

Title:
      ----------------------------


THE MEDICONSULT.COMTRUST

By: /s/ Robert Jennings
   -------------------------------

Title:
      ----------------------------
           Trustee


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                       AMENDMENT NO. 1 TO LETTER AGREEMENT
                       -----------------------------------

      AMENDMENT AGREEMENT, dated as of February 25, 1999, between Treacy & Co., LLC ("Treacy") and Mediconsult.com, Inc. (the "Company").

      WHEREAS, Treacy and the Company are parties to that certain Letter Agreement dated November 16, 1998 (the "Letter Agreement"); and

      WHEREAS, the parties desire to amend the Letter Agreement and obtain Treacy's consent to certain other matters.

      NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

      1. Paragraph 2(b) to the Letter Agreement is hereby amended to change the number "600,000" to "358,333" shares of Common Stock, such number being consistent with the basic understanding of the parties that the Trust Option shall be for ten percent (10%) of the number of shares of Common Stock issuable to the majority stockholder in respect of certain cash advances to the Company.

      2. Paragraph 4(a) and 4(b) to the Letter Agreement are hereby deleted in their entirety and of no further force or effect. Treacy hereby waives any rights with respect to the issuance of any securities in the proposed $3,200,000 senior preferred stock financing and also disclosed in the registration statement for the proposed public offering referred to below. Further, Treacy hereby waives any rights under Paragraph 4(d) with respect to such public offering.

      3. The last sentence of Paragraph 5(a) is amended to provide that the Shares will be registered for sale only after all of the preferred shares owned by The Mediconsult.com Trust have been redeemed or converted by the Company.

      4. Treacy hereby acknowledges and consents to the proposed firm commitment underwritten public offering of the Company's Common Stock by ING Barings Furman Selz LLC and Volpe Brown Whelan & Company, and hereby waives its registration rights contained in paragraph 5(a) of the Letter Agreement with respect thereto. Further, Treacy hereby agrees to enter into the form of lock-up agreement related to such public offering, as may be entered into by the majority stockholder of the Company.

      IN WITNESS WHEREOF, the undersigned have executed this Amendment Agreement as of the date first above written.

                              MEDICONSULT.COM, INC.


                              By: /s/ Robert Jennings
                                 -----------------------------------
                                      Robert Jennings, CEO

                              TREACY & CO., LLC


                              By: /s/ Michael Treacy
                                 -----------------------------------
                                      Michael Treacy

Accepted and agreed to:

THE MEDICONSULT TRUST

By: /s/ Robert Jennings
   --------------------------
    Robert Jennings, Trustee